                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF HTTP TECHNOLOGY, INC.

        NAME OF SUBSIDIARY                 JURISDICTION OF ORGANIZATION
        ------------------                 ----------------------------
      HTTP Insights Limited                     England and Wales
      HTTP Software Limited                     England and Wales